UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2007
UTIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50589	75-2340624
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 New England Executive Park, Suite 610, Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 229-2589
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          On July 30, 2007, Vitale, Caturano & Company, Ltd. (“Vitale”) notified UTIX Group, Inc. (the “Company”) that it would resign as the Company’s independent registered public accountant effective July 30, 2007.
          This Amendment No. 1 amends and supplements the Current Report on Form 8-K filed by the Company on August 3, 2007 (the “Original 8-K ”) reporting on Vitale’s resignation. The description of the reports provided by Vitale to the Company in connection with the Company’s financial statements for the fiscal years ended September 30, 2005 and September 30, 2006, as well as the description of the events requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B, are hereby amended in their entirety as follows.
Item 4.01. Changes in Registrant’s Certifying Accountant.
          The reports of Vitale regarding the Company’s financial statements for the fiscal years ended September 30, 2005 and September 30, 2006 did not contain any adverse opinion or disclaimer of opinion and was not further qualified or modified as to uncertainty, audit scope, or accounting principle, except that each report contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a “going concern.” During the fiscal years ended September 30, 2005 and September 30, 2006 and through July 30, 2007, the Company did not have any disagreement with Vitale on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Vitale, would have caused Vitale to make reference thereto in their reports on the Company’s financial statements for such periods.
          There were no events that required disclosure under Item 304(a)(1)(iv) of Regulation S-B during the fiscal years ended September 30, 2005 and September 30, 2006, except for the material weakness identified in the Form 10-KSB filed for the fiscal year ended September 30, 2006, created as a result of the following significant deficiencies identified by Vitale:
•	Inappropriate reversal of reserve and inadequate review and analysis of carrying value.

•	Incomplete documentation of certain transactions.

•	Inadequate preparation and review of income tax provision and associated disclosures.

•	Inadequate or incomplete review and analysis of certain contractual and other liabilities.
          The Company’s management discussed these significant deficiencies with its Audit Committee and engaged in remediation efforts to ensure that the significant deficiencies do not reoccur. These efforts included:
•	Performing a regular review of inventory by item to assess the need and/or adequacy of reserves or adjustments to carrying value.

•	Ensuring that all documentation (including memoranda it prepares) underlying significant business, financing or compensation matters is accurate, timely executed, and well organized.

•	In connection with future calculations of its deferred tax accounts, considering various inputs including certain book/tax differences and IRS regulations on utilization of loss carry forwards.

•	Conducting an adequate and complete review and analysis of all contractual and other liabilities.
          As a result of these remediation efforts, the Company has concluded that as of September 30, 2007, the significant deficiencies described above, and therefore the reported material weakness, no longer exist.
          The Company’s management and Audit Committee have discussed this material weakness with Vitale and have authorized Vitale to respond fully to any inquiries about the Company’s material weakness over financial reporting as may be made by the Company’s successor independent registered public accounting firm, Carlin, Charron & Rosen, LLP (whose engagement with the Company was disclosed in the Current Report on Form 8-K filed by the Company with the Securities Exchange Commission on September 20, 2007).
          Vitale was provided a copy of the above disclosures and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated as of November 20, 2007, is attached hereto as Exhibit 16.1.

          SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTIX Group, Inc.

By:	/s/ Mark Pover

Mark Pover
Chief Financial Officer and
Principal Accounting Officer
DATE: November 20, 2007

Exhibit Index
16.1	Letter from Vitale, Caturano & Company, Ltd. Dated November 20, 2007.